UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2025

ADITXT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39336	85-3204328
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2569 Wyandotte Street, Suite 101, Mountain View, CA 94043

(Address of principal executive offices, including ZIP code)

(650) 870-1200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425 )

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	ADTX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

On October 20, 2025, Aditxt, Inc. (“Aditxt” or the “Company”) received from Evofem Biosciences, Inc. (“Evofem”) a notice of termination of the parties’ Amended and Restated Agreement and Plan of Merger dated July 12, 2024, as amended on August 16, 2024; September 6, 2024; October 2, 2024; November 19, 2024; March 22, 2025; and August 26, 2025 (collectively, the “Merger Agreement”). In its notice, Evofem cites Section 8.1(b)(ii) (the end date having passed) and Section 8.1(b)(iv) (failure to obtain shareholder approval at the October 20, 2025 special meeting) as the basis for termination, effective immediately. No termination fee or other early-termination penalty is payable by Aditxt in connection with Evofem’s termination pursuant to Sections 8.1(b)(ii) and 8.1(b)(iv).

Evofem’s notice also states that, pursuant to the Merger Agreement, certain provisions survive termination, including the parties’ Non-Disclosure Agreement dated October 23, 2023. Aditxt is reviewing the notice and evaluating its rights and remedies under the Merger Agreement and applicable law.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 20, 2025

Aditxt, Inc.

By:	/s/ Amro Albanna
Name:	Amro Albanna
Title:	Chief Executive Officer

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